AMENDED AND RESTATED LOAN AND JOINT VENTURE AGREEMENT

This Amended and Restated Loan and Joint Venture Agreement (the “Agreement”) is dated for reference the 23rd day of September 2016 (the “Effective Date”).

BETWEEN:

ROYAL MINES AND MINERALS CORP., a Nevada
corporation having its head office at 2580 Anthem Village Dr.,
Henderson NV 89052

(the “Company”)

AND:

GJS CAPITAL CORP., a British Columbia company, having
an address at Suite 1900, 570 Granville Street, Vancouver, BC
V6C 3P1

(the “Creditor”)

and

GREGG J. SEDUN, an individual, having an address at Suite 1900, 570 Granville Street, Vancouver, BC V6C 3P1

(the “Consultant”)

WHEREAS:

A. The Company and the Creditor entered into a Loan and Joint Venture Agreement dated April 16, 2014, (the “Original Agreement”) whereby the Creditor loaned $150,000 (the “Initial Loan”) to the Company to finance and operate a joint venture between the Company and the Creditor;

B. By the terms of the Original Agreement, the Creditor loaned an additional $329,000 to the Company (the “Second Loan”); and

C. It is the intention of the Company and the Creditor to terminate the joint venture and replace and supersede the Original Agreement on the terms and conditions set forth

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1. DEFINITIONS

1.1. Where used herein or in any amendment to this Agreement, each of the following words and phrases shall have the meanings set forth as follows:

(a)	"Agreement" means this Amended and Restated Loan and Joint Venture Agreement including the Schedules hereto together with any amendments;

(b)	“Canadian Jurisdiction” every jurisdiction of Canada;
(c)	“Company’s Royalty” means the 3.75% royalty on gross revenues from the sale of gold used by the Technology;
(d)	“Consulting Agreement” means the consulting agreement dated April 16. 2014 between the Consultant and the Company.
(e)	“Exploitation Activity” means the exploitation of the Company’s Technology, whether through the Company’s independent operations, a joint venture agreement or a license agreement;
(f)	"Initial Loan" means the sum of $150,000 previously loaned by the Creditor to the Company by the terms of the Original Agreement;
(g)

“Indebtedness” means the amounts advanced by the Creditor to the Company in accordance with or in relation to the Original Agreement, including, but not limited to, the principal and any interest accrued on the Initial Loan and the Second Loan.

(h)	“Maturity Date” means December 31, 2016.
(i)	“Original Agreement” means a Loan and Joint Venture Agreement dated April 16, 2014, (the “Original Agreement”) between the Company and the Creditor;
(j)	"Party" or "Parties" means the parties to this Agreement and their respective successors and permitted assigns which become parties to this Agreement;
(k)	“Principal Sum” means the principal amount of the Initial Loan.
(l)	“Second Loan” the $329,000 advanced by the Creditor to the Company by the terms of the Original Agreement.
(m)	“Share” means one share of the Company’s common stock;
(n)	“Technology” means the Company’s process for the recovery of precious metals from coal ash and other materials;
(o)	“Unit” means one Share and one Warrant;
(p)	“Warrant” means a warrant to purchase one Share at a price of $0.10 per share expiring (2) years from the date of issuance; and
(q)	“Warrant Shares” means the Shares issuable upon exercise of the Warrants.

2. TERMS OF LOAN

2.1. The Company shall repay the Initial Loan, which has already been advanced on the Maturity Date. The Loan shall be evidenced by a promissory note executed by the Company in favor of the Creditor in the form attached hereto as Schedule “A” (the “Promissory Note”).

2.2. Subject to paragraph 2.4 of this Agreement, the Loan shall accrue interest at a rate of 6% per annum, compounded annually.

2.3. Upon providing sixty-five (65) days notice (the “Conversion Notice”) the Creditor shall have the option (the “Conversion Option”) to receive Units of the Company in exchange for any portion of Principal Sum that has not been repaid at the time of delivery or the Conversion Notice (the “Converted Amount”) on the basis of one Unit of the Company for every $0.05 of the Converted Amount.

2.4. If the Creditor Exercises the Conversion Option, the Company shall issue the Units no earlier than sixty-one (61) days from the date of the Conversion Notice and no later than sixty (65) days from receipt of the Conversion Notice.

2.5. If the Creditor Exercises the Conversion Option, the Creditor will forgive any interest that accrued on the Converted Amount before exercising the Conversion Option.

3. DEBT SETTLEMENT

3.1. In Settlement of the Second Loan, the Company shall:

(a)	issue a total of 15,065,570 Shares to the Creditor or eligible persons designated by the Creditor (the “Debt Settlement Shares”);

(b)

transfer to the Creditor or eligible persons determined by the Creditor a total of 1,400,000 common shares of Gainey Capital Corp. (the “Gainey Shares”) currently owned by the Company. 600,000 of the Gainey Shares shall be transferred within five (5) business days of the Effective Date and 800,000 shall be transferred within five (5) business days of the date the Company receives the share certificate representing the 800,000 Gainey Shares; and

(c)

in circumstances where the Consultant introduces to the Company sub-licensees or joint venture partners (“Partners”) for the purpose of using the Company’s Technology, the Company shall pay 20% of the net cash proceeds received by the Company from the Partners (the “Partnership Interest”) to the Consultant. The Consultant shall also be involved in the negotiation of any agreements with the Partners. The Company shall be under no obligation to enter into an agreement or terminate any agreement with any Partners.

3.2. In consideration of the Debt Settlement Shares the Gainey Shares and the Partnership Interest the Creditor and the Consultant agree to completely release and forever discharge the Company from any and all past, present or future claims, demands, obligations, actions, causes of action, rights, damages, costs, loss of services, expenses and compensation which the Creditor or Consultant has had, now has, or which may hereafter accrue or otherwise be acquired by the Creditor against the Company with respect to the Second Loan and the Consulting Agreement.

3.3. The Company shall similarly completely release and forever discharge the Creditor and Consultant from any and all past, present or future claims, demands, obligations, actions, causes of action, rights, damages, costs, loss of services, expenses and compensation which the Company has had, now has or which may hereafter accrue or otherwise be acquired by the Company against the Creditor or Consultant with respect to the Second Loan and the Consulting Agreement.

4. NET PROFITS INTEREST

4.1. If the Creditor exercises the Conversion Option, the Creditor will receive a net profits interest (the “Net Profits Interest”) in any future profits received by the Company that are derived from each Exploitation Activity as computed in accordance with paragraph 4.2 of this Agreement (the “Net Profits”), at a basis of 1% of the Company’s Net Profits for every $10,000.00 of the Converted Amount;

4.2. Net Profits shall be computed on an individual Exploitation Activity basis, and consist of the cash income received by the Company from an Exploitation Activity less all expenses incurred to produce the income (“Exploitation Costs”), including, but not limited to:

(a)	the Company’s Royalty;

(b)	all direct costs, charges, and expenses incurred by the Company in production, development, and other operations of the Exploitation Activity;

(c)	all taxes excluding income taxes;

(d)	all operating charges directly associated with the Exploitation Activity;

(e)	employment, management and professional expenses directly related to the Exploitation Activity;

(f)	liabilities, fines or other related costs directly associated with the Exploitation Activity; and

(g)	reasonable expense reimbursements owed to the Company.

4.3. The proceeds from the exploitation of the Technology may be subject to different Exploitation Costs depending on the type of Exploitation Activity.

4.4. For each of the Company’s fiscal quarters occurring wholly or partly during the term of this Agreement, the Company shall within sixty (60) days after the end of each such fiscal quarter, deliver to the Creditor its share of the proceeds from each Exploitation Activity.

4.5. Proceeds will only be disbursed after all Exploitation Costs are deducted.

4.6. The Creditor’s Net Profits Interest shall terminate when the Creditor has received eight times the Converted Amount.

5. ADDITIONAL COVENANTS OF THE COMPANY

5.1. The Company represents and warrants to the Creditor that:

(a)

the Company is a corporation duly organized, existing and in good standing under the laws of the State of Nevada and has the corporate power to conduct the business which it conducts and proposes to conduct;

(b)	the Shares, when issued by the terms and conditions of this Agreement, will be duly and validly issued, fully paid and non-assessable shares of common stock in the capital of the Company; and

(c)	The License is duly authorized, up to date and in good standing.

5.2. The Company makes no warranty as to the market value or effectiveness of the Technology.

5.3. The Company in no way guarantees that it will be able to commence any Exploitation Activity or that any profits will result from any Exploitation Activity.

5.4. The Company shall act in good faith in determining Exploitation Costs.

6. ADDITIONAL COVENANTS OF THE CREDITOR

6.1. The Creditor and Consultant acknowledge that the Company retains a royalty of 3.75% of gross revenues of any gold produced using the Technology.

6.2. The Creditor is a private corporation, duly organized, existing and in good standing under its laws of its jurisdiction of incorporation and has the corporate power to conduct the business which it conducts and proposes to conduct.

6.3. The Creditor and Consultant represent and warrant to the Company that both the Creditor and Consultant are “accredited investors” as defined in National Instrument 45-106 adopted by Canadian securities regulators.

6.4. The Creditor and Consultant represent and warrants to the Company that the both Creditor and Consultant are an "accredited investor" as defined in Rule 501 of Regulation D of the Securities Act.

6.5. The Creditor acknowledges that the Shares are “restricted securities” within the meaning of the Securities Act and will be issued to the Creditor in accordance with an exemption from the registration requirements of the Securities Act provided by Rule 506 of Regulation D of the Securities Act based on the representations and warranties of the Creditor in this Agreement.

6.6. The Creditor agrees to resell the Shares under registration under the Securities Act, or under an available exemption from registration under the Securities Act.

6.7. The Creditor acknowledges and agrees that all certificates representing the Shares, the Warrants and the Warrant Shares will be “restricted securities” under the Securities Act and will be endorsed with the following legend in accordance with Regulation D of the Securities Act or such similar legend as deemed advisable by the lawyers for the Company to ensure compliance with the Securities Act:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AND HAVE BEEN OFFERED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED UNLESS THEY ARE REGISTERED UNDER THE APPLICABLE PROVISIONS OF THE ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT.”

6.8. The Creditor will not exercise any rights granted under this agreement or fulfill any obligation under this agreement in a manner that will result in triggering reporting issuer requirements for the Company under Canadian Multilateral Instrument 51-105 - Issuers Quoted in the U.S. Over-The-Counter Markets, including, but not limited to:

(a)	administering the business of the Company from a Canadian Jurisdiction; and

(b)	conducting promotional activities in relation to the Company from a Canadian Jurisdiction.

7. RECORDS AND AUDIT

7.1. The Company shall keep and maintain, such full and accurate records (including books of account) as are necessary to determine the amounts payable hereunder;

7.2. The Company shall permit a member of the American Institute of Certified Public Accountants designated by the Creditor during normal business hours and upon reasonable notice to have full access to such records, to audit them, and to make copies of solely for the purpose of verifying the accuracy thereof. The Creditor shall bear all costs of such examination unless such examination reveals material misstatement or mispayment for the amount owing by the Company to the Creditor of 5% or more, in which event the Company shall bear all costs of such examination, and Company agrees to reimburse the Creditor for such costs promptly;

7.3. If any such inspection reveals a shortfall in the proceeds payable to the Creditor, hereunder then the Company shall forthwith pay the full amount of such shortfall, to the Creditor;

7.4. For each of the Company’s fiscal quarters occurring wholly or partly during the term of this Agreement, the Company shall within ninety-five (95) days after the end of each such fiscal year, deliver to the Creditor an accounting of the profits under this Agreement and a copy of the Company’s financial statements for such fiscal quarter; and

7.5. Notwithstanding paragraphs 7.2 and 7.4 of this Agreement, the Company will not be required to disclose any material non-public information until such time as the information becomes immaterial, or is publicly disclosed.

8. ASSIGNMENT

8.1. The rights granted by this Agreement may not be sold, assigned, sub-licensed or otherwise transferred by the Creditor without the prior written consent of the Company, which consent shall not be unreasonably withheld.

9. CONFIDENTIALITY

9.1. Where used in this Agreement, "Confidential Information" means all knowledge, information, techniques, methods, processes, know-how, business projections, and intellectual property (whether or not reduced to writing; whether or not subject to proprietary protection at law; and whether or not the information is already in the public domain) in any way concerning or relating to the Exploitation Activities which in any way and at any time or times has been or may be communicated to, acquired by, or learned of by the Creditor or Consultant in the course of or as a direct or indirect result of the Creditor’s and Consultant’s access to information concerning the Company’s operations or any other Exploitation Activity. The Creditor and Consultant specifically acknowledge and agree in this Agreement, "Confidential Information" includes information, which may be in the public domain in some form but shall be considered confidential herein due to its method of presentation as part and parcel of a system developed by the Company;

9.2. The Creditor and Consultant acknowledge that the success, profitability and competitive position of the Company require that strict confidentiality is maintained at all times on all Confidential Information and that any breach of such confidentiality is capable of causing substantial damage to the Company. Accordingly, the Creditor covenants and agrees with the Creditor that:

(a)	the Creditor and Consultant shall at all times hereafter keep all Confidential Information in the strictest confidence;

(b)	the Creditor and Consultant shall hold all Confidential Information in trust for the Company; and

(c)	the Creditor shall not at any time hereafter directly, indirectly or in any other manner:

	(i)	publish or in any way participate or assist in the publishing of any Confidential Information;

	(ii)	utilize any Confidential Information, except only as may be required for and in the course of any provision of consulting services to the Company; or

	(iii)	disclose or assist in the disclosure of any Confidential Information to any person, firm, corporation or other entity whatsoever.

The provisions of this paragraph 9.2, shall not apply to any Confidential Information which the Company expressly permits the disclosure of, provided that the disclosure is made in compliance with any conditions imposed in connection with the permission of such disclosure.

10. TERMINATION OF PRIOR AGREEMENTS

10.1. Upon execution of this Agreement by the Creditor and the Company the following agreements are terminated and replaced in their entirety by this Agreement:

(a)	the memorandum of understanding dated January 3, 2014, between the Creditor and the Company;

(b)	the loan and joint venture agreement dated April 16, 2014, between the Creditor and the Company;

(c)	the promissory note executed by the Company in favor of the Creditor on January 16, 2014;

(d)	the promissory note executed by the Company in favor of the Creditor on April 16, 2014; and

(e)	the Consulting Agreement.

11. MISCELLANEOUS PROVISIONS

11.1. Entire Agreement. This Agreement constitutes the entire agreement between the parties on all matters herein contained, and its execution has not been induced by, nor do any of the parties hereto rely upon or regard as material, any representations or writings whatsoever not incorporated herein and made a part hereof. This Agreement shall not be amended, altered or qualified except by an instrument in writing, signed by all parties hereto and any amendments, alterations, or qualifications hereof shall not be binding upon or affect the rights of any party who has not given its consent in writing.

11.2. Interpretation. The division of this Agreement into articles and sections is for convenience and reference only and shall not affect the interpretation of construction of the Agreement.

11.3. Severability. If any of the covenants herein shall be held unenforceable or declared invalid for any reason whatsoever, such unenforceability or invalidity shall not affect the enforceability or validity of any remaining provisions of the Agreement and such unenforceable, or invalid portion shall be severable from the remainder of this Agreement.

11.4. Notices. All notices, requests, demands, or communications made under the terms hereof or required or permitted to be given by one party to another shall be given in writing by personal delivery or by registered mail, postage prepaid, addressed to such other party or delivered to such other party as follows:

to the Creditor and Consultant at:	GJS CAPITAL CORP.
Suite 1500, 1040 West Georgia St.,
Vancouver, BC V6E 4H1
Email: sedun@global-vision.ca
Fax: 604-266-0081

With a copy to:

English Bay Law Corporation
302-2695 Granville Street
Vancouver, BC
V6H 3H4
Email: jonathan.reilly@englishbaylaw.ca
Fax: 1-866-218-2120

to the Company at:	ROYAL MINES AND MINERALS CORP.
2580 Anthem Village Dr.,
Henderson, NV 89052
Email: jmitch692003@yahoo.com
Fax: 866-381-2090

or to such other address as may be given by any of them to the other from time to time and such notices, requests, demands or other communications shall be deemed to have been received when delivered, or, if mailed, ten (10) business days following the date of mailing thereof, provided that if any such notice, request, demand or other communication shall have been mailed in regular mail service shall be interrupted by strikes or other irregularities, such notices, requests, demands, or other communications shall be deemed to have been received ten (10) business days after the day following the resumption of normal mail service.

11.5. Time of the Essence. Time is of the essence.

11.6. Further Assurances. The parties agree to sign such other instruments, cause such meetings to be held, resolutions passed and by-laws enacted, exercise the vote and influence, do and perform and cause to be done and performed, such further and other acts and things as may be necessary or desirable in order to give full effect to this Agreement.

11.7. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

11.8. Non-Waiver. No waiver by any party of any breach by any other party of any of its covenants, obligations and agreements hereunder shall be a waiver of any subsequent breach of any other covenant, obligation or agreement, nor shall any forbearance to seek a remedy for any breach be a waiver of any rights and remedies with respect to such or any subsequent breach.

11.9. Currency. All dollar amounts in this Agreement are in United States Dollars unless otherwise indicated.

11.10. Governing Law. This contract will be governed by and construed by the laws of the State of Nevada, and the laws of the United States of America applicable therein any court of competent jurisdiction in the United States of America shall have jurisdiction to adjudicate any matter arising out of this Agreement.

11.11. Executed in Counterparts. This Agreement may be executed in one or more counterparts, each of which so executed shall constitute an original and all of which together shall constitute one and the same agreement.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF the parties hereto have executed this Agreement and as of the date first above written.

ROYAL MINES AND MINERALS CORP.
by its authorized signatory

/s/ K. Ian Matheson

Signature of Authorized Signatory

K. Ian Matheson
Name of Authorized Signatory

GJS CAPITAL CORP.
by its authorized signatory

/s/ Gregg J. Sedun

Signature of Authorized Signatory

Gregg J. Sedun
Name of Authorized Signatory

GREGG J. SEDUN.

/s/ Gregg J. Sedun

Signature

SCHEDULE "A"

FORM OF PROMISSORY NOTE

PROMISSORY NOTE

EXECUTED BY:	Royal Mines and Minerals Corp.
(the "Borrower")

IN FAVOR OF:	GJS Capital Corp.
(the "Lender")

PRINCIPAL AMOUNT:	USD $150,000

DATE OF EXECUTION:	September 23, 2016

PLACE OF EXECUTION:	Henderson, NV

FOR VALUE RECEIVED the Borrower hereby promises to pay to or to the order of the Lender on December 31, 2016 the principal sum of USD $150,000, together with interest thereon at the rate of 6% per annum, calculated and paid annually, both before and after maturity from the date hereof.

The Borrower waives presentment, demand, notice, protest and notice of dishonor and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Promissory Note.

DATED at Henderson, NV this 23rd day of September, 2016.

ROYAL MINES AND MINERALS CORP.

Per:	/s/ Jason S. Mitchell

Jason S. Mitchell